Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of China Ritar Power Corp., of our report dated March 13, 2007, relating to the December 31, 2006 financial statements of China Ritar Power Corp., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

Date: May 14, 2007	By:	/s/ Pritchett, Siler & Hardy, P.C.
PRITCHETT, SILER & HARDY, P.C.
Salt Lake City, Utah